Exhibit 4.6(k)

REPRESENTATIVE SUPPLEMENT NO. 11 dated as of February 19, 2015 to the FIRST-LIEN INTERCREDITOR AGREEMENT dated as of July 9, 2009 as supplemented by the joinder agreement, dated as of October 26, 2010, the supplement dated as of February 14, 2011, the supplement dated as of May 9, 2011, the supplement dated as of February 7, 2012, the supplement dated as of August 29, 2012, the supplement dated as of September 19, 2012, the supplement dated as of February 28, 2013, the supplement dated as of May 21, 2013, the supplement dated as of May 29, 2013, the supplement dated as of November 13, 2013, the supplement dated as of January 23, 2014 and Representative Supplement No. 10, dated as of the date hereof (the “First-Lien Intercreditor Agreement”), among Univision Communications Inc., a Delaware corporation (the “Company”), Univision of Puerto Rico Inc., a Delaware corporation (the “Subsidiary Borrower”), certain subsidiaries and affiliates of the Company (each a “Grantor”), Deutsche Bank AG New York Branch, as Collateral Agent for the First-Lien Secured Parties under the First-Lien Security Documents (in such capacity, the “Collateral Agent”), Deutsche Bank AG New York Branch, as Authorized Representative for the Credit Agreement Secured Parties, Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First-Lien Intercreditor Agreement.

B. As a condition to the ability of the Company and the Subsidiary Borrower to incur Additional First-Lien Obligations under the 5  1⁄8% Senior Secured Notes due 2025 (the “Notes”) to be issued by the Company pursuant to the Indenture dated as of the date hereof (the “Indenture”) among the Company, certain other parties thereto, Wilmington Trust, National Association, as Trustee (the “Trustee”) and Deutsche Bank AG New York Branch as Collateral Agent and to secure such Additional First-Lien Obligations under the Indenture and the Notes (such Additional First-Lien Obligations being referred to herein as “Senior Class Debt”, and with the Trustee referred to herein as the “Senior Class Debt Representative”) with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the First-Lien Security Documents relating to the Additional First-Lien Obligations, the Trustee acting as the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First-Lien Intercreditor Agreement and the First-Lien Security Documents relating to the Additional First-Lien Obligations. On the date of the Indenture, the Company issued $750,000,000 aggregate principal amount of Notes. Section 5.13 of the First-Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First-Lien Intercreditor Agreement and the First-Lien Security Documents relating to the Additional First-Lien Obligations, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the First-Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the First-Lien Intercreditor Agreement and the First-Lien Security Documents.

Accordingly, the Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the First-Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First-Lien Intercreditor Agreement and the First-Lien Security Documents relating to the Additional First-Lien Obligations with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First-Lien Intercreditor Agreement and the First-Lien Security Documents relating to the Additional First-Lien Obligations applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional First-Lien Secured Parties. Each reference to an “Authorized Representative” in the First-Lien Intercreditor Agreement shall be deemed to include the New Representative. The First-Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Collateral Agent and the other First-Lien Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as the Trustee under the Indenture, (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First-Lien Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First-Lien Intercreditor Agreement as Additional First-Lien Secured Parties. Based solely on the authority given to it under Section 12.02 of the Indenture, the New Representative hereby irrevocably appoints and authorizes the Collateral Agent to act as collateral agent on its behalf and on behalf of the Senior Class Debt Parties and to exercise such powers under the Collateral Agreement, dated as of July 9, 2009 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Company, the Collateral Agent and certain other parties thereto, and the other First-Lien Security Documents relating to Additional First-Lien Obligations as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

SECTION 3. Within 60 days following the date hereof, with respect to each real property identified as “Mortgaged Property” on Schedule VII of the Security Agreement, the Company or the applicable Grantor shall provide to the Collateral Agent (i) an amendment to each existing mortgage for purposes of ensuring the Notes Obligations (as defined in the Indenture) are entitled to the benefits of the Liens created by such mortgages and (ii) an Opinion of Counsel (as defined in the Indenture) from the jurisdiction in which each such property is located, substantially similar to those provided with respect to the 2019 Notes, the 2020 Notes, the 2022 Notes and the 2023 Notes (as defined in the Indenture), except concerning matters relating to the Notes and the mortgages as amended by such amendments.

SECTION 4. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a

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single contract. This Representative Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic transmission (including “.pdf” or “.tif” format) shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 5. Except as expressly supplemented hereby, the First-Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 6. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First-Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First-Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 9. The Company and the Subsidiary Borrower agree to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent, in each case as provided for (and subject to) Section 7.04 of the Security Agreement.

SECTION 10. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Representative Supplement No. 11.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the New Representative and the Collateral Agent have duly executed this Representative Supplement to the First-Lien Intercreditor Agreement as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as Trustee under the Indenture, as New Representative for the holders of the Notes,

By	/s/ Joseph P. O’Donnell

Name:	Joseph P. O’Donnell
Title:	Vice President

Address for notices:	246 Goose Lane
Suite 105, Guilford, CT 06437

Attention of:	Joseph P. O’Donnell

Telecopy:	203-453-1183

Acknowledged by:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent,

By:	/s/ Anca Trifan

Name: Anca Trifan
Title: Managing Director

By:	/s/ Dusan Lazarov

Name: Dusan Lazarov
Title: Director

UNIVISION COMMUNICATIONS INC.,
as Company

By:	/s/ Peter Lori

	Name:	Peter Lori
	Title:	Executive Vice President and Chief Accounting Officer

UNIVISION OF PUERTO RICO INC.,
as Subsidiary Borrower

By:	/s/ Peter Lori

	Name:	Peter Lori
	Title:	Executive Vice President and Chief Accounting Officer

BROADCAST MEDIA PARTNERS HOLDINGS, INC.,

By:	/s/ Peter Lori

	Name:	Peter Lori
	Title:	Executive Vice President and Chief Accounting Officer

EL TRATO, INC.

GALAVISION, INC.

HPN NUMBERS, INC.

KAKW LICENSE PARTNERSHIP, L.P.

KCYT-FM LICENSE CORP.

KDTV LICENSE PARTNERSHIP, G.P.

KECS-FM LICENSE CORP.

KESS-AM LICENSE CORP.

KESS-TV LICENSE CORP.

KFTV LICENSE PARTNERSHIP, G.P.

KHCK-FM LICENSE CORP.

KICI-AM LICENSE CORP.

KICI-FM LICENSE CORP.

KLSQ-AM LICENSE CORP.

KLVE-FM LICENSE CORP.

KMEX LICENSE PARTNERSHIP, G.P.

KMRT-AM LICENSE CORP.

KTNQ-AM LICENSE CORP.

KTVW LICENSE PARTNERSHIP, G.P.

KUVI LICENSE PARTNERSHIP, G.P.

KUVN LICENSE PARTNERSHIP, L.P.

KUVS LICENSE PARTNERSHIP, G.P.

KWEX LICENSE PARTNERSHIP, L.P.

KXLN LICENSE PARTNERSHIP, L.P.

LICENSE CORP. NO. 1

LICENSE CORP. NO. 2

NEW UNIVISION DEPORTES, LLC

NEW UNIVISION ENTERPRISES, LLC

PTI HOLDINGS, INC.

SERVICIO DE INFORMACION PROGRAMATIVA, INC.

STATION WORKS, LLC

THE UNIVISION NETWORK LIMITED PARTNERSHIP

TICHENOR LICENSE CORPORATION

TMS LICENSE CALIFORNIA, INC.

UFERTAS, LLC

UNIMAS ALBUQUERQUE LLC

UNIMAS BAKERSFIELD LLC

UNIMAS BOSTON LLC

UNIMAS D.C. LLC

UNIMAS DALLAS LLC

UNIMAS FRESNO LLC

UNIMAS HOUSTON LLC

UNIMAS LOS ANGELES LLC

UNIMAS MIAMI LLC

UNIMAS NETWORK

UNIMAS OF SAN FRANCISCO, INC.

UNIMAS ORLANDO INC.

UNIMAS PARTNERSHIP OF DOUGLAS

UNIMAS PARTNERSHIP OF FLAGSTAFF

UNIMAS PARTNERSHIP OF FLORESVILLE

UNIMAS PARTNERSHIP OF PHOENIX

UNIMAS PARTNERSHIP OF SAN ANTONIO

UNIMAS PARTNERSHIP OF TUCSON

UNIMAS SACRAMENTO LLC

UNIMAS SAN FRANCISCO LLC

UNIMAS SOUTHWEST LLC

UNIMAS TAMPA LLC

UNIMAS TELEVISION GROUP, INC.

UNIVISION 24/7, LLC

UNIVISION ATLANTA LLC

UNIVISION CLEVELAND LLC

UNIVISION DEPORTES, LLC

UNIVISION EMERGING NETWORKS, LLC

UNIVISION ENTERPRISES, LLC

UNIVISION FINANCIAL MARKETING, INC.

UNIVISION HOME ENTERTAINMENT, INC.

UNIVISION INTERACTIVE MEDIA, INC.

UNIVISION INVESTMENTS, INC.

UNIVISION LOCAL MEDIA INC.

UNIVISION MANAGEMENT CO.

UNIVISION NETWORK PUERTO RICO PRODUCTION LLC

UNIVISION NETWORKS & STUDIOS, INC.

UNIVISION NEW YORK LLC

UNIVISION OF ATLANTA INC.

UNIVISION OF NEW JERSEY INC.

UNIVISION OF PUERTO RICO REAL ESTATE COMPANY

UNIVISION OF RALEIGH, INC.

UNIVISION PHILADELPHIA LLC

UNIVISION PUERTO RICO STATION ACQUISITION COMPANY

UNIVISION PUERTO RICO STATION OPERATING COMPANY

UNIVISION PUERTO RICO STATION PRODUCTION COMPANY

UNIVISION RADIO CORPORATE SALES, INC.

UNIVISION RADIO FLORIDA, LLC

UNIVISION RADIO FRESNO, INC.

UNIVISION RADIO GP, INC.

UNIVISION RADIO HOUSTON LICENSE CORPORATION

UNIVISION RADIO INVESTMENTS, INC.

UNIVISION RADIO LAS VEGAS, INC.

UNIVISION RADIO LICENSE CORPORATION

UNIVISION RADIO LOS ANGELES, INC.

UNIVISION RADIO NEW MEXICO, INC.

UNIVISION RADIO NEW YORK, INC.

UNIVISION RADIO PHOENIX, INC.

UNIVISION RADIO SAN DIEGO, INC.

UNIVISION RADIO SAN FRANCISCO, INC.

UNIVISION RADIO, INC.

UNIVISION SERVICES, INC.

UNIVISION STUDIOS, LLC

UNIVISION TELEVISION GROUP, INC.

UNIVISION TEXAS STATIONS LLC

UNIVISION TLNOVELAS, LLC

UNIVISION IP HOLDINGS, LLC

UVN TEXAS L.P.

WADO RADIO, INC.

WADO-AM LICENSE CORP.

WGBO LICENSE PARTNERSHIP, G.P.

WLTV LICENSE PARTNERSHIP, G.P.

WLXX-AM LICENSE CORP.

WPAT-AM LICENSE CORP.

WQBA-AM LICENSE CORP.

WQBA-FM LICENSE CORP.

WXTV LICENSE PARTNERSHIP, G.P.

By:	/s/ Peter Lori

	Name:	Peter Lori
	Title:	Executive Vice President and Chief Accounting Officer

WLII/WSUR LICENSE PARTNERSHIP, G.P.

UNIMAS CHICAGO LLC

UNIVISION RADIO BROADCASTING PUERTO RICO, L.P.

UNIVISION RADIO ILLINOIS, INC.

WUVC LICENSE PARTNERSHIP G.P.

UNIVISION RADIO BROADCASTING TEXAS, L.P.

By:	/s/ Peter Lori

	Name:	Peter Lori
	Title:	Vice President, Assistant Secretary and Assistant Treasurer